Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Reports First Quarter 2012 Financial Results

•	Revenue was $26.7 million, a 1.6% increase from the 2011 first quarter
•	Net income was $0.2 million for 2012 and 2011 first quarters
•	Gross margin rate was 23.9% for first quarter 2012, an increase of 10 basis points from the 2011 first quarter
•	Selling, administrative and other operating costs increased $0.1 million, or 2.2%, from the 2011 first quarter
•	$2.0 million in cash with no amounts outstanding under the Company’s credit facility

MINNEAPOLIS — May 3, 2012 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced financial results for the first quarter 2012 which ended on March 31, 2012.

AIC reported first quarter revenue of $26.7 million as compared with 2011 first quarter revenue of $26.3 million. AIC reported 2012 first quarter net income of $0.2 million, or $0.04 per share, essentially flat with first quarter 2011.

“We continue to see solid demand for our services in the market. However, a couple of our large accounts reduced their IT spending, resulting in lower than anticipated revenue for the quarter,” said Brittany McKinney, President and CEO. “Despite this, we were able to maintain profitability and protect our margins.

“We are confident in the plan we have laid out for 2012,” added McKinney. “We are seeing eight percent year-over-year growth in our strategic markets as a result and believe our continued focus on this strategy will strengthen our competitive position in the marketplace.”

2012 First Quarter Review

Our revenues increased $0.4 million, or 1.6%, in the first quarter of 2012 compared to the first quarter of 2011. When compared with the prior year quarter, the number of billable hours increased 1.5%. There were 64 billing days in the 2012 first quarter as compared to 65 billing days in the 2011 first quarter.

In the first quarter of 2012, gross profit was $6.4 million, as gross margins increased 10 basis points to 23.9% of revenue, as compared with $6.3 million, or 23.8% of revenue in the first quarter of 2011. For fiscal 2012, we expect to maintain a gross margin rate in a range of 23% to 25%.

Selling, general and other administrative expenses were $6.2 million, or 23.1% of revenue, for the first quarter of 2012, as compared with $6.1 million, or 23.0% of revenue, for the first quarter of 2011. The increase was the result of a planned and previously announced expansion of our sales and recruiting team, partially offset by non-personnel cost reductions.

In the first quarter of 2012, we generated EBITDA of $341,000, which is $58,000 less than the $399,000 of EBITDA generated in the first quarter of 2011. The lower EBITDA is primarily the result of less depreciation expense and recording a tax benefit in the first quarter of 2012.

We used cash from operations of $2.6 million during the first quarter of 2012 due to a delay in our normal billing cycle as a result of the implementation of a new ERP system. This compares with positive cash from operations of $0.6 million in the first quarter of 2011. As of March 31, 2012, we had a cash balance of $2.0 million and no borrowings from our $15 million credit facility.

First Quarter 2012 Conference Call

AIC will host a conference call on Friday, May 4 at 10 a.m. CT to discuss the first quarter 2012 results. Participants may access the call by dialing 1.800.946.0716, or 1.719.325.2383 for international callers, and entering the conference ID number 6248202. Interested parties can hear a replay of the call from 1 p.m. CT on May 4, 2012, to 10:59 p.m. CT on May 11, 2012, by calling 1.888.203.1112, or 1.719.457.0820 for international callers, and using access code 6248202. Audio of the call can also be accessed via the Internet at www.analysts.com, where it will be archived for 90 days following the completion of the conference call.

About Analysts International Corporation

Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its clients. From IT staffing to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements made in this press release (or during the conference call referred to herein) that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue,” or comparable terminology, are intended to identify forward-looking statements.  Statements by the Company, its President and CEO Brittany McKinney or its CFO William Wolff, regarding, for instance: The effectiveness of the Company’s sales and marketing strategies, current expectations as to future financial performance and the Company’s ability to execute against its strategic plan, increase revenues, maintain profitability, achieve anticipated gross profit margin rates, build cash, control costs and return value to its shareholders, are forward-looking statements. Such forward-looking statements are based on current information, which we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes. As such, results may differ materially in response to a change in this information. Forward-looking statements include, for example, statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or maintain profitability in the future; (ii) the risk that AIC will not be able to realize the benefits of its investments or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.

Analysts International Corporation

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2012	April 2, 2011

Revenues	$26,723	$26,312
Cost of revenues	20,347	20,053
Gross profit	6,376	6,259

Selling, administrative and other operating costs	6,186	6,050
Total operating expenses	6,186	6,050

Operating income	190	209

Interest expense	(1)	—

Income before income taxes	189	209

Income tax (benefit) expense	(9)	7

Net income	$198	$202

Per common share:
Basic income	$0.04	$0.04
Diluted income	$0.04	$0.04

Weighted-average shares outstanding:
Basic	5,044	4,995
Diluted	5,114	5,007

Average common shares outstanding	5,044	4,995
Dilutive effect of equity compensation awards	69	12

Average common and common equivalent shares outstanding	5,114	5,007

Earnings (Loss) Per Share:

Basic and diluted earnings and loss per share are presented in accordance with ASC Topic 260, Earnings Per Share. Basic income (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted income (loss) per share includes dilutive options and is computed by dividing income (loss) available to common stockholders by the weighted-average number of common equivalent shares outstanding for the period. For the three-month period ended January 1, 2011, approximately 462,000 anti-dilutive weighted shares were excluded from the calculation of weighted average number of common equivalent shares outstanding. For the twelve-month period ended January 1, 2011 and for the three and twelve-month periods ended January 2, 2010, all options were considered anti-dilutive and excluded from the computation of common equivalent shares because we reported a net loss.

Analysts International Corporation

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
(In thousands)	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$2,014	$5,135
Accounts receivable, less allowance for doubtful accounts	21,166	18,016
Other current assets	492	489
Total current assets	23,672	23,640

Property and equipment, net	2,376	2,095
Other assets, net	438	457
Total assets	$26,486	$26,192

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,263	$3,847
Salaries and benefits	2,756	2,078
Deferred revenue	397	285
Deferred compensation	68	136
Restructuring accrual	241	442
Other current liabilities	658	664
Total current liabilities	7,383	7,452

Non-current liabilities:
Deferred compensation	339	379
Restructuring accrual	22	28

Shareholders’ equity	18,742	18,333
Total liabilities and shareholders’ equity	$26,486	$26,192

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

(unaudited)

	Three Months Ended
	March 31,	April 2,
(In thousands)	2012	2011

Net income as reported	$198	$202

Share based compensation expense	191	236
Depreciation expense	151	190
Net interest and non-operating expense	1	—
Income tax (benefit) expense	(9)	7

Adjusted EBITDA	$532	$635

* Non-GAAP Financial Information

In evaluating the Company’s business, the Company’s management considers and uses Adjusted EBITDA as a supplemental measure of operating performance. Adjusted EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes, depreciation, share-based compensation, special charges and other gains and losses that are not related to the Company’s operations. This measure is an essential component of the Company’s internal planning process because it facilitates period-to-period comparisons of the Company’s operating performance by eliminating potential differences in net income (loss) caused by the existence and timing of certain non-cash items, special charges and other gains and losses. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.